Exhibit 23.1

SLR International Corporation
22118 20th Ave SE, Suite G202, Bothell, WA 98021 USA

December 6, 2022

CONSENT OF QUALIFIED PERSON

Re: Current Report on Form 8-K of Westwater Resources, Inc. (the “Company”)

SLR International Corporation (“SLR”), in connection with the Company’s Current Report on Form 8-K dated December 6, 2022 and any amendments or supplements and/or exhibits thereto (collectively, the “Form 8-K”) consents to:

•	the public filing by the Company and use of the technical report summary titled “Technical Report Summary on the Coosa Project, Coosa County, Alabama, USA” (the “TRS”), with an effective date of November 30, 2022 and dated December 1, 2022, that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, as exhibits to and referenced in Form 8-K;

•	the incorporation by reference of the TRS into the Company’s Registration Statements on Form S-3 Nos. 333-257434, 333-250857, 333-226926, 333-221687, 333-216243, 333-214657, 333-212845, 333-209024, and 333-196880 and Form S-8 Nos. 333-257421, 333-250866, 333-226927, 333-193075, 333-134208, and 333-119661 (collectively, the “Registration Statements”);

•	the use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with Form 8-K, the Registration Statements, and the TRS; and

•	any extracts from or a summary of the TRS in Form 8-K and included or incorporated by reference in Form 8-K and the Registration Statements, and the use of any information derived, summarized, quoted, or referenced from the TRS, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in Form 8-K and the Registration Statements.

SLR is responsible for authoring, and this consent pertains to, the TRS. SLR certifies that it has read Form 8-K and that it fairly and accurately represents the information in the TRS for which it is responsible.

SLR International Corporation

Per:

/s/ Richard J. Lambert

(Signed) Richard J. Lambert

Richard J. Lambert, P.E., P.Eng.
Global Technical Director, US Mining Advisory

www.slrconsulting.com